Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of HSBC Bank plc of our report dated May 27, 2022 relating to the financial statements, which appears in this Registration Statement. We also consent to the reference to us under the heading “10.G. Statement by experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

May 27, 2022

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